EXHIBIT 10.2

EXECUTION COPY
AMENDMENT NO. 1
TO THE
REGISTRATION RIGHTS AGREEMENT
DATED AS OF SEPTEMBER 14, 2006

This Amendment No. 1 (this “Amendment”) to the Registration Rights Agreement (as defined below) is made and entered into as of August 9, 2009, among Dynegy Inc., a Delaware corporation formerly known as Dynegy Acquisition, Inc. (the “Company”), and LS Power Partners, L.P., a Delaware limited partnership (“LS Power Partners”), LS Power Associates, L.P., a Delaware limited partnership (“LS Power Associates”), LS Power Equity Partners, L.P., a Delaware limited partnership (“LS Power Equity Partners”), LS Power Equity Partners PIE I, L.P, a Delaware limited partnership (“LS Power Equity Partners PIE I”) and LSP Gen Investors, L.P., a Delaware limited partnership (“LSP Gen Investors” and, together with LS Power Partners, LS Power Associates, LS Power Equity Partners and LS Power Equity Partners PIE I, the “LS Power Entities”).

RECITALS:

WHEREAS, in connection with a business combination transaction, the Company and the LS Power Entities entered into that certain Registration Rights Agreement dated September 14, 2006 (the “Registration Rights Agreement”) that grants, among other things, certain registration rights to the LS Power Entities with respect to shares of Class A Common Stock issuable upon the conversion of shares of Class B Common Stock held by them;

WHEREAS, the parties hereto desire to amend the Registration Rights Agreement;

WHEREAS, the parties hereto desire that this Amendment become effective subject to and conditioned upon the closing of the transactions contemplated by the Purchase Agreement (defined herein);

WHEREAS, in connection with the closing of the transactions contemplated by the Purchase Agreement, the shares of Class B Common Stock of the LS Power Entities as of the Closing (as defined in the Purchase Agreement) (for the avoidance of doubt, other than the Relinquished Shares (as defined in the Purchase Agreement) assigned, conveyed, transferred and delivered to the Company at the Closing pursuant to Section 2.1 of the Purchase Agreement) shall be converted into shares of Class A Common Stock;

WHEREAS, the parties intend for all of the LS Power Entities’ shares of Class A Common Stock to be deemed Registrable Common Stock for all purposes under the Registration Rights Agreement; and

WHEREAS, the Company and the LS Power Entities deem it to be in their mutual best interest to amend the Registration Rights Agreement on the terms provided herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein and in the Registration Rights Agreement, the Company and the LS Power Entities hereby agree as follows:

1. Capitalized Terms.  All capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Registration Rights Agreement.

2. Amendment to the Registration Rights Agreement.

A.	Section 1 of the Registration Rights Agreement is amended by adding the following definitions:

“Closing Date” shall have the meaning set forth in the Purchase Agreement.

“New Shareholder Agreement” means the Shareholder Agreement, dated as of August 9, 2009, among the Company and the Shareholders party thereto.

“Outside Date” means the date that is the earlier of (i) the first anniversary of the Closing Date and (ii) the first date on which the Shareholders own, in the aggregate, less than 10% of all of the outstanding shares of Class A Common Stock.

“Period One” means the first one-hundred twenty (120) calendar days following the Closing Date provided that, in the event a suspension of sales as contemplated by Section 6(d) occurs during the first one-hundred twenty (120) calendar days, Period One shall be extended by a number of days equal to the length of such suspension of sales.

“Piggy-Back Registration” shall have the meaning set forth in Section 4(c).

“Piggy-Back Registration Statement” means any registration statement utilized by the Company to effectuate a Piggy-Back Registration as contemplated by Section 4(c).

“Purchase Agreement” means the Purchase and Sale Agreement dated as of August 9, 2009 among the Company, the Initial Shareholders and certain of their respective Affiliates.

“Reference Date” means the date that is the earlier of (i) the calendar day immediately following the date on which Period One expires or (ii) the first date on which the Shareholders own, in the aggregate, less than 10% of all of the outstanding shares of Class A Common Stock.

B.	The definition of “Registrable Common Stock” in Section 1 of the Registration Rights Agreement is amended and restated in its entirety as follows:

“Registrable Common Stock” means any Class A Common Stock held by the Shareholders as a result of the conversion of Class B Common Stock on and as of the Closing Date, and any securities issued or issuable in respect of such Registrable Common Stock by way of any stock split or stock dividend or in connection with any combination of shares, recapitalization, consolidation, reorganization or otherwise.”

C.
Section 4(a) of the Registration Rights Agreement is amended by deleting the number “$100,000,000” and replacing it with the following: “the lesser of (x) $100,000,000 or (y) the then current market value of 40,000,000 shares of Class A Common Stock based on the closing price per share of Class A Common Stock on the then applicable national securities exchange or automated quotation system”.

D.	Section 4(b) of the Registration Rights Agreement is amended and restated in its entirety as follows:

“The Shareholders’ Representative shall provide written notice to the Company of the LS Holders’ intent to effect an Underwritten Offering (the “Underwritten Offering Notice”). In the event at the time the Underwritten Offering Notice is given the Company is conducting or about to conduct a firmly underwritten offering of Class A Common Stock (or securities convertible into Class A Common Stock) with aggregate proceeds to the Company in excess of $100,000,000, the Company may, by providing written notice to the Shareholders’ Representative within five business days of receipt of the Underwritten Offering Notice, defer (the “Deferral Right”) the commencement of an Underwritten Offering for a period of up to 60 days (the “Deferral Period”) (and in such case may exercise its rights under Section 6(a)); provided, however, that the Company may only exercise its Deferral Right on and after the Reference Date and may not exercise its Deferral Right more than once per calendar year thereafter. If the Company does not give timely notice to the Shareholders’ Representative of its exercise of its Deferral Right with respect to any Underwritten Offering hereunder, such Deferral Right shall be deemed not to have been exercised. After the Company has exercised its Deferral Right for a calendar year, the Shareholders’ Representative shall not be required to deliver Underwritten Offering Notices thereafter in that calendar year.

E.	Section 4 of the Registration Rights Agreement is amended by adding a new paragraph (c) as follows:

“(c)  If at any time (subject to the restrictions set forth in the New Shareholder Agreement), the Company proposes to engage in an underwritten public offering of shares of Class A Common Stock for its own account, then the Company shall give written notice of such proposed underwritten public offering to the Shareholders, which notice shall offer the Shareholders the opportunity to include in such underwritten public offering such number of shares of Registrable Common Stock as such holders may request in writing within 5 calendar days or, if the circumstances of such proposed underwritten public offering so dictate, such shorter time as is reasonably practicable under the circumstances but, in no event, less than 24 hours following receipt of such notice (a “Piggy-Back Registration”).  The Company shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of such proposed underwritten offering to permit the shares of Registrable Common Stock requested to be included in a Piggy-Back Registration Statement on the same terms and conditions as shares of Class A Common Stock being sold for the Company’s own account and to permit the sale or other disposition of such shares of Registrable Common Stock in accordance with the intended method(s) of distribution thereof.  All Shareholders proposing to participate in such Piggy-Back Registration shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected  by the Company for such underwritten public offering; provided, however, that the applicable Shareholders shall not be required to make any representations or warranties in connection with any Piggy-Back Registration other than representations and warranties as to (i) the applicable Shareholder’s ownership of its Registrable Common Stock to be sold or transferred free and clear of all liens, claims and encumbrances, (ii) the applicable Shareholder’s power and authority to effect such transfer, (iii) such matters pertaining to compliance with securities laws as may be reasonably requested, (iv) if applicable, such Shareholder’s organization and good standing, (v) the lack of conflict of such sales with the applicable Shareholder’s material agreements and organizational documents and (vi) written information relating to the applicable Shareholder that such Shareholder has furnished in writing expressly for inclusion in such  Piggy-Back Registration Statement and; provided, further, that the obligation of the applicable Shareholders to indemnify pursuant to any such underwriting agreements shall be several, not joint and several, and the liability of any Shareholder will be in proportion to, and limited to, the net amount received by such Shareholder from the sale of such Shareholder’s Registrable Common Stock pursuant to such Piggy-Back Registration.  The Company shall cause each Piggy-Back Registration Statement and each prospectus relating thereto, and any amendment or supplement thereto, as of each effective date of the applicable Piggy-Back Registration Statement, prospectus, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are made in reliance on, and in conformity with, any information with respect to a Shareholder furnished in writing to the Company by such Shareholder expressly for use therein.  Notwithstanding the foregoing, if, in the managing underwriter’s or underwriters’ opinion, the dollar amount or number of shares of Class A Common Stock which the Company desires to sell for its own account, when taken together with shares of Registrable Common Stock as to which Piggy-Back Registration has been requested by the Shareholders under this Section 4(c) plus shares of Class A Common Stock held by any other Persons who wish to sell in such underwritten public offering pursuant to written contractual piggy back registration rights held by such Persons, is sufficiently large to materially and adversely affect the success of such underwritten public offering, then the number of shares to be offered for the account of the Company shall not be affected, but the number of shares of Registrable Common Stock to be offered for the accounts of the Shareholders and other holders of shares of Class A Common Stock who have exercised written contractual piggy-back registration rights shall be reduced pro rata to the extent necessary to reduce the total number of shares to be included in such offering to the amount recommended by such managing underwriter or underwriters.  If, as a result of the provisions of this Section 4(c), any Shareholder shall not be entitled to include all Registrable Common Stock in a Piggy-Back Registration that the Shareholder has requested to be so included, the Shareholder may withdraw its request to include Registrable Common Stock in such Piggy-Back Registration prior to the commencement of the offering.”

F.	Section 5(c) of the Registration Rights Agreement is amended and restated in its entirety as follows:

“In connection with the Shelf Registration Statements, each Underwritten Offering, and each Piggy-Back Registration contemplated by this Agreement, the Company will reimburse the Shareholders for the reasonable fees and disbursements of one legal counsel.”

G.	Section 6(a) of the Registration Rights Agreement is amended by adding the following sentence at the end of such section:

“In no event shall any Shareholder be obligated to enter into any “lock-up” agreement pursuant to this Section 6(a) in respect of the period ending on or prior to the Reference Date.”

H.
Section 7 of the Registration Rights Agreement is amended by: (i) replacing each reference to “Shelf Registration Statement or Prospectus” with a reference to “Shelf Registration Statement or Prospectus or Piggy-Back Registration Statement or prospectus”, (ii) each reference to a “Shelf Registration Statement” (other than as amended by the prior clause) with a reference to a “Shelf Registration Statement or Piggy-Back Registration Statement” and (iii) each reference to a “Shelf Registration” (other than as amended by either of the two prior clauses) with a reference to a “Shelf Registration or Piggy-Back Registration.”

I.	Section 10 of the Registration Rights Agreement is amended and restated in its entirety as follows:

“This Agreement shall terminate upon the later to occur of (a) the expiration of the Limited Distributee Shelf Registration Period, (b) the expiration of the LS Power Shelf Registration Period and (c) the Outside Date.”

3. Effectiveness of Amendment.

A.
This Amendment shall be effective as of, and on the date of, the Closing Date (as such term is defined in the Purchase Agreement).  If the Purchase Agreement is terminated prior to the Closing Date, this Agreement shall terminate and all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party, and the Registration Rights Agreement shall continue to remain in full force and effect.

B.	Subject to Section 3A, upon effectiveness of this Amendment, the Registration Rights Agreement, as amended by this Amendment, is hereby ratified and confirmed.

4. Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

[Signature Pages To Follow]

EXHIBIT 10.2

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

DYNEGY INC.

By:	/s/ Lynn A. Lednicky
Name:	Lynn A. Lednicky
Title:	Executive Vice President

LS POWER PARTNERS, L.P.

By:	LS Power Development, LLC, its General Partner

By:	/s/ Frank Hardenbergh
Name:	Frank Hardenbergh
Title:	Vice Chairman

LS POWER ASSOCIATES, L.P.

By:	LS Power Development, LLC, its General Partner

By:	/s/ Frank Hardenbergh
Name:	Frank Hardenbergh
Title:	Vice Chairman

LS POWER EQUITY PARTNERS, L.P.

By:	LS Power Partners, L.P., its General Partner

	By:	LS Power Development, LLC, its General Partner

By:	/s/ Frank Hardenbergh
Name:	Frank Hardenbergh
Title:	Vice Chairman

LS POWER EQUITY PARTNERS PIE I, L.P.

By:	LS Power Partners, L.P., its General Partner

	By:	LS Power Development, LLC, its General Partner

By:	/s/ Frank Hardenbergh
Name:	Frank Hardenbergh
Title:	Vice Chairman

LSP GEN INVESTORS, L.P.

By:	LS Power Partners, L.P., its General Partner

	By:	LS Power Development, LLC, its General Partner

By:	/s/ Frank Hardenbergh
Name:	Frank Hardenbergh
Title:	Vice Chairman

            [Signature Page to Amendment to Registration Rights Agreement]